Exhibit 23.1

February 25, 2013

CONSENT OF JOHN T. BOYD COMPANY

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Form 10-K of Hi-Crush Partners LP for the fiscal year ended December 31, 2012. We hereby further consent to the use in such Form 10-K of information contained in our reports setting forth the estimates of reserves as of December 31, 2012.

Respectfully submitted,

JOHN T. BOYD COMPANY

By: /s/ Ronald L. Lewis

Ronald L. Lewis

Managing Director and COO